UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 12, 2012

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 12, 2012, GigOptix, Inc. (the “Company”) dismissed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The reports of Grant Thornton on the consolidated financial statements of the Company for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s recent fiscal years ended December 31, 2010 and 2011 and through July 12, 2012, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) as we have previously reported, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K, other than:

For the fiscal year ended December 31, 2011, the Company reported a material weakness as it did not maintain effective procedures and controls surrounding the accounting for business combinations. Specifically, the Company incorrectly accounted for certain restructuring expenses associated with the acquisition of Endwave Corporation, which lead to the restatement of the Company’s second and third quarter reports of 2011 on Form 10-Q. In addition, the Company reported a material weakness as it did not maintain experienced personnel with an appropriate level of accounting knowledge and training in the application of generally accepted accounting principles associated with inventory and cost of revenue. This deficiency resulted in several audit adjustments.

For the fiscal year ended December 31, 2010, the Company reported a material weakness as it did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. This deficiency resulted in several audit adjustments. Additionally, the Company reported a material weakness as it did not maintain effective policies, procedures and controls surrounding financial reporting processes. Specifically, policies, procedures and controls were not documented, designed or in place to ensure that all journal entries were reviewed and approved and that monthly closing checklists were used consistently to ensure all financials and procedures had been preformed.

The audit committee discussed these material weaknesses with Grant Thornton and has authorized Grant Thornton to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

The Company has provided Grant Thornton with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Grant Thornton to furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. A copy of Grant Thornton’s letter dated July 16, 2012 is attached hereto as Exhibit 16.1 to this Form 8-K.

Based on the Audit Committee’s approval, the Company engaged Burr Pilger Mayer, Inc. (“BPM”) on July 12, 2012, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. During the Company’s two most recent fiscal years ended December 31, 2010 and 2011 and from January 1, 2012 through July 12, 2012, neither the Company nor anyone on its behalf consulted BPM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter of Grant Thornton, LLP dated July 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: July 17, 2012

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 16.1	Letter of Grant Thornton, LLP dated July 17, 2012